Exhibit 10.7
Amendment No. 4 to the
Aspen Group, Inc.
2018 Equity Incentive Plan

Section 4 of the Aspen Group, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”) is hereby amended by replacing the second sentence of such Section 4 with the following sentence:

“The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 2,479,009, less any Stock Rights previously granted or exercised subject to adjustment as provided in Section 14.”